UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                -----------------

                                  SCHEDULE 13D

                    UNDER THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )*

                             Venturian Corporation
--------------------------------------------------------------------------------
                                (Name of Issuer)

                                  Common Stock
--------------------------------------------------------------------------------
                         (Title of Class of Securities)

                                   923304109
--------------------------------------------------------------------------------
                                 (CUSIP Number)


                                Peter B. Foreman
                               Sirius Corporation
                      225 W. Washington Street, Suite 1650
                               Chicago, IL 60606
                                 (312) 443-5240
--------------------------------------------------------------------------------
                 (Name, Address and Telephone Number of Person
                Authorized to Receive Notices and Communications)

                                     1/25/94
--------------------------------------------------------------------------------
             (Date of Event which Requires Filing of This Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(b)(3) or (4), check the following box |X|.

Check the following box if a fee is being paid with the statement |X|. (A fee is not required only if the reporting person: (1) has a previous statement on file reporting beneficial ownership of more than five percent of the class of securities described in Item 1; and (2) has filed no amendment subsequent thereto reporting beneficial ownership of five percent or less of such class.) (See Rule 13d-7.)

Note: Six copies of this statement, including all exhibits, should be filed with the Commission. See Rule 13d-1(a) for other parties to whom copies are to be sent.

* The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).


                                    10 of 16

                                 SCHEDULE 13D
CUSIP No. 923304109                                            Page 1 of 6 Pages
--------------------------------------------------------------------------------
1     NAME OF REPORTING PERSON
      S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

      Hesperus Partners, Ltd.
      36-2935432
--------------------------------------------------------------------------------
2     CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*                  a.  |_|
      Not applicable                                                     b.  |_|
--------------------------------------------------------------------------------
3     SEC USE ONLY

--------------------------------------------------------------------------------
4     SOURCE OF FUNDS*

      OO
--------------------------------------------------------------------------------
5 CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(d) or 2(e) |_|

      Not applicable
--------------------------------------------------------------------------------
6     CITIZENSHIP OR PLACE OF ORGANIZATION

      Illinois limited partnership
--------------------------------------------------------------------------------
                  7     SOLE VOTING POWER
  NUMBER OF
   SHARES
BENEFICIALLY            --------------------------------------------------------
  OWNED BY        8     SHARED VOTING POWER
    EACH
  REPORTING             80,100
   PERSON               --------------------------------------------------------
    WITH          9     SOLE DISPOSITIVE POWER


                        --------------------------------------------------------
                  10    SHARED DISPOSITIVE POWER

                        80,100
--------------------------------------------------------------------------------
11    AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

      80,100
--------------------------------------------------------------------------------
12    CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES* |_|


--------------------------------------------------------------------------------
13    PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)

      10.71
--------------------------------------------------------------------------------
14    TYPE OF REPORTING PERSON*

      PN
--------------------------------------------------------------------------------

                     *SEE INSTRUCTIONS BEFORE FILLING OUT!


                                    11 of 16

                                 SCHEDULE 13D
CUSIP No. 923304109                                            Page 2 of 6 Pages
--------------------------------------------------------------------------------
1     NAME OF REPORTING PERSON
      S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

      Sirius Corporation
      36-3167859
--------------------------------------------------------------------------------
2     CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*                  a.  |_|
      Not applicable                                                     b.  |_|
--------------------------------------------------------------------------------
3     SEC USE ONLY

--------------------------------------------------------------------------------
4     SOURCE OF FUNDS*

      OO
--------------------------------------------------------------------------------
5 CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(d) or 2(e) |_|

      Not applicable
--------------------------------------------------------------------------------
6     CITIZENSHIP OR PLACE OF ORGANIZATION

      Illinois corporation
--------------------------------------------------------------------------------
                  7     SOLE VOTING POWER
  NUMBER OF
   SHARES
BENEFICIALLY            --------------------------------------------------------
  OWNED BY        8     SHARED VOTING POWER
    EACH
  REPORTING             80,100
   PERSON               --------------------------------------------------------
    WITH          9     SOLE DISPOSITIVE POWER


                        --------------------------------------------------------
                  10    SHARED DISPOSITIVE POWER

                        80,100
--------------------------------------------------------------------------------
11    AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

      80,100
--------------------------------------------------------------------------------
12    CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES* |_|

--------------------------------------------------------------------------------
13    PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)

      10.71
--------------------------------------------------------------------------------
14    TYPE OF REPORTING PERSON*

      CO
--------------------------------------------------------------------------------

                     *SEE INSTRUCTIONS BEFORE FILLING OUT!


                                    12 of 16

                                 SCHEDULE 13D
CUSIP No. 923304109                                            Page 3 of 6 Pages
--------------------------------------------------------------------------------
1     NAME OF REPORTING PERSON
      S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

      Sirius Partners L.P.
      36-3924079
--------------------------------------------------------------------------------
2     CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*                  a.  |_|
      Not applicable                                                     b.  |_|
--------------------------------------------------------------------------------
3     SEC USE ONLY

--------------------------------------------------------------------------------
4     SOURCE OF FUNDS*

      OO
--------------------------------------------------------------------------------
5 CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(d) or 2(e) |_|

      Not applicable
--------------------------------------------------------------------------------
6     CITIZENSHIP OR PLACE OF ORGANIZATION

      Illinois limited partnership
--------------------------------------------------------------------------------
                  7     SOLE VOTING POWER
  NUMBER OF
   SHARES
BENEFICIALLY            --------------------------------------------------------
  OWNED BY        8     SHARED VOTING POWER
    EACH
  REPORTING             80,100
   PERSON               --------------------------------------------------------
    WITH          9     SOLE DISPOSITIVE POWER


                        --------------------------------------------------------
                  10    SHARED DISPOSITIVE POWER

                        80,100
--------------------------------------------------------------------------------
11    AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

      80,100
--------------------------------------------------------------------------------
12    CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES* |_|

--------------------------------------------------------------------------------
13    PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)

      10.71
--------------------------------------------------------------------------------
14    TYPE OF REPORTING PERSON*

      PN
--------------------------------------------------------------------------------

                     *SEE INSTRUCTIONS BEFORE FILLING OUT!


                                    13 of 16

Item 1 Security and Issuer:
------

       Common stock, $.01 Par Value (the "Shares")
       Venturian Corporation
       1600 Second Street South
       Hopkins, MN 55343

Item 2 Identity and Background:
------

       Hesperus Partners Ltd. ("Hesperus")
          Hesperus is an Illinois limited partnership
       Sirius Partners L.P. (the "General Partner")
          The General Partner is an Illinois limited partnership
       Sirius Corporation ("Sirius")
          Sirius is an Illinois Corporation
       Sirius is the general partner of the General Partner which is the general partner of Hesperus, a private investment fund.

       225 W. Washington St.
       Suite 1650
       Chicago, IL 60606

Item 2 (d)
----------

     None of Sirius, Hesperus, the General Partner, or any officer or director of the General Partner have been convicted in a criminal proceeding during the last five years (excluding minor traffic violations or similar misdemeanors).

Item 2 (e)
----------

     None of Sirius, Hesperus, the General Partner, any officer or director of the General Partner have been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining activities subject to federal or state securities laws or finding any violation with respect to such laws.

Item 3 Source and Amount of Funds or Other Consideration:
------

     Investors' capital contributions.

Item 4 Purpose of Transaction:
------

     The securities purchased were strictly for investment purposes.

Item 5 (a)-(e) Interest in Securities of the Issuer
--------------

Item 5 (a)
----------


                                    14 of 16

      Hesperus is the beneficial owner of 80,100 Shares, which is 10.71% of the 747,789 outstanding Shares of the Company as of January 25, 1994. Sirius controls the General Partner, which in turn controls Hesperus. Mr. Peter
      B. Foreman controls Sirius. Mr. Foreman is a United States citizen.

Item 5 (b)
----------

      Hesperus, by virtue of its beneficial ownership of the Shares holds the power to dispose of 80,100 Shares. Hesperus has the power to vote the foregoing Shares. Sirius generally does not have the power to vote any of the foregoing Shares, except in its capacity as general partner of the General Partner. Mr. Peter B. Foreman controls Sirius. Mr. Foreman is a United States citizen. Sirius may act in its capacity as general partner of the General Partner in connection with voting the Shares.

Item 5 (c)
----------

      During the sixty (60) days preceding the date hereof, Hesperus entered into the following transactions:

      NO TRADES

Item 5 (d)
----------

      Hesperus has the power to direct the receipt of dividends from, or the proceeds from the sale of Shares.

Item 5 (e)
----------

      Not applicable

Item 6 Contracts, Arrangements, Understandings or Relationships with Respect to
------
Securities of the Issuer.

      Not applicable

Item 7 Material to be filed as Exhibits
------
      Not applicable

                                  * * * * * * *

      After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.


                                    15 of 16

Dated: May 11, 1994

                                        Sirius Corporation, for itself
                                        and as general partner, for
                                        Sirius Partners L.P.


                                        By: /s/ Peter B. Foreman
                                           --------------------------------
                                        Peter B. Foreman
                                        President

                                        Sirius Partners L.P., for
                                        itself and, as general
                                        partner, for Hesperus
                                        Partners, Ltd.


                                        By: /s/ Peter B. Foreman
                                           --------------------------------
                                        Peter B. Foreman
                                        President